Exhibit 99.1

Antero Midstream Announces Fourth Quarter 2022 Results and 2023 Capital Budget and Guidance

Denver, Colorado, February 15, 2023—Antero Midstream Corporation (NYSE: AM) (“Antero Midstream” or the “Company”) today announced its fourth quarter 2022 financial and operational results and 2023 capital budget and guidance. The relevant consolidated financial statements are included in Antero Midstream’s Annual Report on Form 10-K for the year ended December 31, 2022.

Fourth Quarter 2022 Highlights:

•	Net Income was $83 million, or $0.17 per diluted share, a 6% per share increase compared to the prior year quarter

•	Adjusted Net Income was $96 million, or $0.20 per share (non-GAAP measure)

•	Adjusted EBITDA was $231 million, a 9% increase compared to the prior year quarter (non-GAAP measure)

•	Capital expenditures were $63 million, a 22% decrease compared to the prior year quarter

•	Free Cash Flow after dividends was $8 million compared to a $19 million deficit in the prior year quarter (non-GAAP measure)

•	Acquired bolt-on compression assets for $10 million in the Utica Shale

Full Year 2022 Highlights:

•	Net Income was $326 million, or $0.68 per diluted share

•	Adjusted EBITDA was $884 million, at the high end of the guidance range of $850 to $890 million (non-GAAP measure)

•	Capital expenditures were $265 million, below the guidance range of $275 to $300 million

•	Generated a Return on Invested Capital of 17% (non-GAAP measure)

2023 Capital Budget and Guidance Highlights:

•	Forecasting mid-to-high single digit annual throughput growth in 2023 compared to 2022

•	Servicing 75 to 80 wells with Antero Midstream’s fresh water delivery systems

•	Net Income of $340 to $380 million, representing GAAP earnings of $0.73 to $0.81 per share

•	Adjusted EBITDA of $930 to $970 million, a 7% increase compared to 2022 at the midpoint (non-GAAP measure)

•	Capital budget of $195 to $215 million, a 23% decrease compared to 2022 at the midpoint

•	Free Cash Flow after dividends of $90 to $120 million assuming an annualized dividend of $0.90 per share (non-GAAP measures)

Paul Rady, Chairman and CEO said, “Antero Midstream delivered an exceptional year in 2022 both financially and operationally. Despite the inflationary environment, we were able to deliver capital expenditures below the guidance range and Adjusted EBITDA at the high end of the guidance range. On the operational front, we delivered asset uptime availability of over 99%, which allowed us to deliver a return on invested capital of 17% in 2022.”

Mr. Rady added, “In addition, we expanded our asset base in 2022 through attractive bolt-on acquisitions. This further solidified our position as the critical first link to the global export markets for LNG and LPG, extended our underlying dedicated inventory to over 20 years, and enhanced Antero Midstream’s Free Cash Flow profile. This strategy positions us well to deliver on our 2023 budget and long-term outlook.”

Brendan Krueger, CFO of Antero Midstream, said “Antero Midstream is uniquely positioned in the midstream sector with an expanding Free Cash Flow profile expected in 2023, driven by a combination of mid-to-high single digit EBITDA growth and more than a 20% reduction in capital investments year-over-year. In 2023, we expect to allocate the significant Free Cash Flow after dividends to reduce absolute debt and leverage to below 3.5x by year-end. This will further de-risk Antero Midstream’s business model and maintain our trajectory towards our 3.0x target or less in 2024.”

For a discussion of the non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income, Leverage, Free Cash Flow after dividends, and Return on Invested Capital please see “Non-GAAP Financial Measures.”

Veolia Lawsuit Update

In the first quarter of 2023, Antero Midstream received a favorable judgement for approximately $309 million in damages, which includes pre-judgment interest. The judgment remains subject to appeal and applicable post-judgment proceedings. Antero Midstream’s 2023 guidance detailed below does not include any impact from the $309 million in awarded damages.

2023 Capital Budget and Guidance

Antero Midstream is forecasting Net Income of $340 to $380 million and Adjusted Net Income (adjusted for amortization of customer relationships and effective tax rate impact) of $395 to $435 million. The Company is forecasting Adjusted EBITDA of $930 to $970 million and a capital budget of $195 to $215 million. Antero Midstream is forecasting mid-to-high single digit low pressure gathering growth in 2023 compared to 2022. This growth is driven by organic production growth on Antero Midstream’s legacy assets and full year contribution from the bolt-on acquisitions completed in 2022. The Company’s guidance includes four quarterly low pressure gathering rebates expected to be earned by Antero Resources totaling $48 million, which conclude at the end of 2023. Antero Midstream’s 2023 guidance includes approximately $125 to $135 million of combined distributions from its interests in the processing and fractionation joint venture with MPLX, LP (the “Joint Venture”) and in Stonewall Gathering LLC. This results in Free Cash Flow before dividends of $515 to $555 million and Free Cash Flow after dividends of $90 to $120 million for 2023, assuming an annualized dividend of $0.90 per share.

During 2022, Antero Midstream completed the core infrastructure buildout in the liquids-rich fairway in the Marcellus Shale supporting the growth from Antero Resources drilling partnership with QL Capital Partners. With the completion of these trunklines and additional compression, Antero Midstream’s budget is expected to decline by $60 million year-over-year at the midpoint of the guidance range, or 23%. The midpoint of the 2023 capital budget includes approximately $130 million of investment in gathering and compression infrastructure for low pressure gathering connections, expansion of a compressor station, and the construction of an additional compressor station that will be placed in service in 2024 in the liquids-rich midstream corridor. Antero Midstream has budgeted an investment of $75 million for fresh water delivery and wastewater blending and pipeline infrastructure in 2023. The Company is forecasting an immaterial capital investment in the Joint Venture in 2023.

Antero Midstream expects to invest approximately 55% to 60% of its full year capital budget in the second and third quarter during the summer months that are more favorable for infrastructure buildout. Over 90% of Antero Midstream’s 2023 capital budget is focused in the Marcellus Shale and the remaining capital is focused in the Utica Shale.

The following is a summary of Antero Midstream’s 2023 guidance ($ in millions):

	Twelve Months Ended December 31, 2023
	Low	High
Net Income	$340	$380
Adjusted Net Income	395	435
Adjusted EBITDA	930	970
Capital Expenditures	195	215
Interest Expense	205	215
Free Cash Flow Before Dividends	515	555
Total Dividends	430	430
Free Cash Flow After Dividends	90	120

Acquisition of Utica Shale Compression Assets

In December of 2022, Antero Midstream acquired four compressor stations from EnLink Midstream LLC (NYSE: ENLC) with approximately 380 MMcf/d of total capacity in the Utica Shale for $10 million. The compressor stations are interconnected with Antero Midstream’s low pressure and high pressure gathering systems and service Antero Resources’ production. Current throughput is approximately 100 MMcf/d, resulting in 280 MMcf/d of excess capacity for future growth.

Fourth Quarter 2022 Financial Results

Low pressure gathering volumes for the fourth quarter of 2022 averaged 3,070 MMcf/d, a 4% increase as compared to the prior year quarter. Low pressure gathering volumes subject to the growth incentive fee were in excess of the threshold of 2,900 MMcf/d, resulting in a $12 million rebate to Antero Resources. Compression volumes for the fourth quarter of 2022 averaged 2,945 MMcf/d, a 4% increase compared to the prior year quarter. High pressure gathering volumes averaged 2,762 MMcf/d, a 5% decrease compared to the prior year quarter. Fresh water delivery volumes averaged 111 MBbl/d during the quarter, a 39% increase compared to the fourth quarter of 2021.

Gross processing volumes from the Joint Venture averaged 1,473 MMcf/d for the fourth quarter of 2022, a 4% decrease compared to the prior year quarter. Joint Venture processing capacity was 92% utilized during the quarter based on nameplate processing capacity of 1.6 Bcf/d. Gross Joint Venture fractionation volumes averaged 36 MBbl/d, a 3% decrease compared to the prior year quarter. Joint Venture fractionation capacity was 90% utilized during the quarter based on nameplate fractionation capacity of 40 MBbl/d.

	Three Months Ended December 31,		%
Average Daily Volumes:	2021	2022	Change
Low Pressure Gathering (MMcf/d)	2,961	3,070	4%
Compression (MMcf/d)	2,843	2,945	4%
High Pressure Gathering (MMcf/d)	2,915	2,762	(5)%
Fresh Water Delivery (MBbl/d)	80	111	39%
Gross Joint Venture Processing (MMcf/d)	1,539	1,473	(4)%
Gross Joint Venture Fractionation (MBbl/d)	37	36	(3)%

For the three months ended December 31, 2022, revenues were $242 million, comprised of $182 million from the Gathering and Processing segment and $60 million from the Water Handling segment, net of $18 million of amortization of customer relationships. Water Handling revenues include $26 million from wastewater handling and high rate water transfer services.

Direct operating expenses for the Gathering and Processing and Water Handling segments were $19 million and $29 million, respectively, for a total of $48 million. Water Handling operating expenses include $24 million from wastewater handling and high rate water transfer services. General and administrative expenses excluding equity-based compensation were $9 million during the fourth quarter of 2022. Total operating expenses during the fourth quarter of 2022 included $6 million of equity-based compensation expense and $34 million of depreciation.

Net Income was $83 million, or $0.17 per diluted share. Net Income adjusted for amortization of customer relationships, impairment expense, loss on early extinguishment of debt and gain on asset sale, net of tax effects of reconciling items, or Adjusted Net Income, was $96 million. Adjusted Net Income was $0.20 per share.

The following table reconciles Net Income to Adjusted Net Income (in thousands):

	Three Months Ended December 31,
	2021	2022
Net Income	$78,626	82,793
Amortization of customer relationships	17,668	17,668
Impairment expense	3,460	—
Loss on early extinguishment of debt	1,056	—
(Gain) on asset sale	—	(9)
Tax effect of reconciling items(1)	(5,715)	(4,540)
Adjusted Net Income	$95,095	95,912

(1)	Statutory tax rate was approximately 25.8% for 2021 and 25.7% for 2022.

Adjusted EBITDA was $231 million, a 9% increase compared to the prior year quarter. Interest expense was $52 million, an 18% increase compared to the prior year quarter. Capital expenditures were $63 million, a 22% decrease compared to the prior year quarter. Free Cash Flow before dividends was $116 million, a 31% increase compared to the prior year quarter. Free Cash Flow after dividends was $8 million compared to a $19 million deficit in the prior year quarter. This represented the second consecutive quarter of Free Cash Flow generation after dividends.

The following table reconciles Net Income to Adjusted EBITDA and Free Cash Flow before and after dividends (in thousands):

	Three Months Ended December 31,
	2021	2022
Net Income	$78,626	82,793
Interest expense, net	44,366	52,408
Income tax expense	28,576	32,696
Amortization of customer relationships	17,668	17,668
Depreciation expense	27,834	33,581
Impairment expense	3,460	—
Loss on early extinguishment of debt	1,056	—
(Gain) on asset sale	—	(9)
Accretion of asset retirement obligations	113	44
Equity-based compensation	3,203	5,628
Equity in earnings of unconsolidated affiliates	(24,104)	(23,751)
Distributions from unconsolidated affiliates	31,875	29,990
Adjusted EBITDA	$212,673	231,048
Interest expense, net	(44,366)	(52,408)
Capital expenditures (accrual-based)	(80,197)	(62,896)
Free Cash Flow before dividends	$88,110	115,744
Dividends declared (accrual-based)	(107,479)	(107,688)
Free Cash Flow after dividends	$(19,369)	8,056

The following table reconciles net cash provided by operating activities to Free Cash Flow before and after dividends (in thousands):

	Three Months Ended December 31,
	2021	2022
Net cash provided by operating activities	$164,262	168,628
Amortization of deferred financing costs	(1,397)	(1,448)
Settlement of asset retirement obligations	571	4,059
Changes in working capital	4,871	7,401
Capital expenditures (accrual-based)	(80,197)	(62,896)
Free Cash Flow before dividends	$88,110	115,744
Dividends declared (accrual-based)	(107,479)	(107,688)
Free Cash Flow after dividends	$(19,369)	8,056

Fourth Quarter 2022 Operating Update

Gathering and Processing — During the fourth quarter of 2022, Antero Midstream connected 271 wells to its gathering system, including 253 wells from acquisitions and 18 wells on its legacy assets.

Water Handling— Antero Midstream’s water delivery systems serviced 22 well completions during the fourth quarter of 2022. For the full year, the Company’s water delivery systems serviced 76 well completions.

Capital Investments

Accrued capital expenditures were $63 million during the fourth quarter of 2022. The company invested $37 million in gathering and compression and $26 million in water infrastructure primarily in the liquids-rich midstream corridor of the Marcellus Shale.

Conference Call

A conference call is scheduled on Thursday, February 16, 2023 at 10:00 am MT to discuss the financial and operational results. A brief Q&A session for security analysts will immediately follow the discussion of the results. To participate in the call, dial in at 877-407-9126 (U.S.), or 201-493-6751 (International) and reference “Antero Midstream”. A telephone replay of the call will be available until Thursday, February 23, 2023 at 10:00 am MT at 877-660-6853 (U.S.) or 201-612-7415 (International) using the conference ID: 13734440. To access the live webcast and view the related earnings conference call presentation, visit Antero Midstream's website at www.anteromidstream.com. The webcast will be archived for replay until Thursday, February 23, 2023 at 10:00 am MT.

Presentation

An updated presentation will be posted to the Company's website before the conference call. The presentation can be found at www.anteromidstream.com on the homepage. Information on the Company's website does not constitute a portion of, and is not incorporated by reference into this press release.

Non-GAAP Financial Measures and Definitions

Antero Midstream uses certain non-GAAP financial measures. Antero Midstream defines Adjusted Net Income as Net Income plus amortization of customer relationships, impairment expense, and loss on early extinguishment of debt, excluding (gain) on asset sale, net of tax effect of reconciling items. Antero Midstream uses Adjusted Net Income to assess the operating performance of its assets. Antero Midstream defines Adjusted EBITDA as Net Income plus interest expense, net, income tax expense, amortization of customer relationships, depreciation expense, impairment expense, loss on early extinguishment of debt, (gain) on asset sale, accretion of asset retirement obligations, loss on settlement of asset retirement obligations and loss on early extinguishment of debt and equity-based compensation expense, excluding equity in earnings of unconsolidated affiliates, plus distributions from unconsolidated affiliates.

Antero Midstream uses Adjusted EBITDA to assess:

•	the financial performance of Antero Midstream’s assets, without regard to financing methods, capital structure or historical cost basis;

•	its operating performance and return on capital as compared to other publicly traded companies in the midstream energy sector, without regard to financing or capital structure; and

•	the viability of acquisitions and other capital expenditure projects.

Antero Midstream defines Free Cash Flow before dividends as Adjusted EBITDA less interest expense, net and accrual-based capital expenditures. Capital expenditures include additions to gathering systems and facilities, additions to water handling systems, and investments in unconsolidated affiliates. Capital expenditures exclude acquisitions. Free Cash Flow after dividends is defined as Free Cash Flow before dividends less accrual-based dividends declared for the quarter. Antero Midstream uses Free Cash Flow before and after dividends as a performance metric to compare the cash generating performance of Antero Midstream from period to period.

Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow before and after dividends are non-GAAP financial measures. The GAAP measure most directly comparable to these measures is Net Income. Such non-GAAP financial measures should not be considered as alternatives to the GAAP measures of Net Income and cash flows provided by (used in) operating activities. The presentations of such measures are not made in accordance with GAAP and have important limitations as analytical tools because they include some, but not all, items that affect Net Income and cash flows provided by (used in) operating activities. You should not consider any or all such measures in isolation or as a substitute for analyses of results as reported under GAAP. Antero Midstream’s definitions of such measures may not be comparable to similarly titled measures of other companies.

The following table reconciles cash paid for capital expenditures and accrued capital expenditures during the period (in thousands):

	Three Months Ended December 31,
	2021	2022
Capital expenditures (as reported on a cash basis)	$75,877	62,770
Change in accrued capital costs	4,320	126
Capital expenditures (accrual basis)	$80,197	62,896

Antero Midstream defines Net Debt as consolidated total debt, excluding unamortized debt premiums and debt issuance costs, less cash and cash equivalents. Antero Midstream views Net Debt as an important indicator in evaluating Antero Midstream’s financial leverage. Antero Midstream defines leverage as Net Debt divided by Adjusted EBITDA for the last twelve months. The GAAP measure most directly comparable to Net Debt is total debt, excluding unamortized debt premiums and debt issuance costs.

The following table reconciles consolidated total debt to consolidated net debt, excluding debt premiums and issuance costs, (“Net Debt”) as used in this release (in thousands):

December 31, 2022
Bank credit facility	$782,000
7.875% senior notes due 2026	550,000
5.75% senior notes due 2027	650,000
5.75% senior notes due 2028	650,000
5.375% senior notes due 2029	750,000
Consolidated total debt	$3,382,000
Cash and cash equivalents	—
Consolidated net debt	$3,382,000

Antero Midstream defines Return on Invested Capital as earnings before interest and income taxes excluding amortization of customer relationships, impairment expense, (gain) on asset sale, loss on settlement of asset retirement obligations, and the tax-effects of such amounts, divided by average total liabilities and stockholders’ equity, excluding current liabilities, intangible assets and impairment of property and equipment in order to derive an operating asset driven Return on Invested Capital calculation.

The following table reconciles Return on Invested Capital for the last twelve months as used in this release (in thousands):

Twelve Months Ended December 31, 2022
Net Income	$326,242
Amortization of customer relationships	70,672
Impairment expense	3,702
(Gain) on asset sale	(2,251)
Loss on settlement of asset retirement obligations	539
Tax effect of reconciling items	(18,681)
Adjusted Net Income	$380,223
Interest expense, net	189,948
Income tax expense	117,494
Tax effect of reconciling items	18,681
Adjusted EBIT	706,346
Average invested capital	4,242,551
Return on Invested Capital	$17%

Antero Midstream has not included a reconciliation of Adjusted Net Income, Adjusted EBITDA and Free Cash Flow before and after dividends to the nearest GAAP financial measures for 2023 because it cannot do so without unreasonable effort and any attempt to do so would be inherently imprecise. Antero Midstream is able to forecast the following reconciling items between such measures and Net Income (in millions):

	Twelve Months Ended December 31, 2023
	Low	High
Depreciation expense	$135	$145
Equity based compensation expense	20	30
Amortization of customer relationships	70	75
Distributions from unconsolidated affiliates	120	130

Antero Midstream Corporation is a Delaware corporation that owns, operates and develops midstream gathering, compression, processing and fractionation assets located in the Appalachian Basin, as well as integrated water assets that primarily service Antero Resources Corporation’s properties.

This release includes "forward-looking statements.” Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Midstream’s control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Midstream expects, believes or anticipates will or may occur in the future, such as statements regarding Antero Midstream’s ability to realize the benefits of the Marcellus bolt-on acquisition, including the anticipated capital avoidance and synergies, Antero Midstream’s ability to execute its business plan and return capital to its stockholders, information regarding Antero Midstream’s return of capital policy, information regarding long-term financial and operating outlooks for Antero Midstream and Antero Resources, information regarding Antero Resources’ expected future growth and its ability to meet its drilling and development plan and the participation level of Antero Resources’ drilling partner, the impact on demand for Antero Midstream’s services as a result of incremental production by Antero Resources, and expectations regarding the amount and timing of litigation awards are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements speak only as of the date of this release. Although Antero Midstream believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero Midstream expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero Midstream cautions you that these forward-looking statements are subject to all of the risks and uncertainties incident to our business, most of which are difficult to predict and many of which are beyond Antero Midstream’s control. These risks include, but are not limited to, commodity price volatility, inflation, supply chain disruptions, environmental risks, Antero Resources’ drilling and completion and other operating risks, regulatory changes, the uncertainty inherent in projecting Antero Resources’ future rates of production, cash flows and access to capital, the timing of development expenditures, impacts of geopolitical events and world health events, including the COVID-19 pandemic, cybersecurity risk, our ability to achieve our greenhouse gas reduction targets and the costs associated therewith, the state of markets for and availability of verified quality carbon offsets and the other risks described under the heading "Item 1A. Risk Factors" in Antero Midstream's Annual Report on Form 10-K for the year ended December 31, 2022.

For more information, contact Brendan Krueger – CFO of Antero Midstream, at (303) 357-7172 or bkrueger@anteroresources.com.

ANTERO MIDSTREAM CORPORATION

Consolidated Balance Sheets

(In thousands, except per share amounts)

	December 31,
	2021	2022
Assets
Current assets:
Accounts receivable–Antero Resources	$81,197	86,152
Accounts receivable–third party	747	575
Income tax receivable	940	940
Other current assets	920	1,326
Total current assets	83,804	88,993

Property and equipment, net	3,394,746	3,751,431
Investments in unconsolidated affiliates	696,009	652,767
Customer relationships	1,356,775	1,286,103
Other assets, net	12,667	12,026
Total assets	$5,544,001	5,791,320

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable–Antero Resources	$4,956	5,436
Accounts payable–third party	23,592	22,865
Accrued liabilities	80,838	72,715
Other current liabilities	4,623	1,061
Total current liabilities	114,009	102,077
Long-term liabilities:
Long-term debt	3,122,910	3,361,282
Deferred income tax liability	13,721	131,215
Other	6,663	4,428
Total liabilities	3,257,303	3,599,002

Stockholders' Equity:
Preferred stock, $0.01 par value: 100,000 authorized as of December 31, 2021 and 2022
Series A non-voting perpetual preferred stock; 12 designated and 10 issued and outstanding as of December 31, 2021 and 2022	—	—
Common stock, $0.01 par value; 2,000,000 authorized; 477,495 and 478,497 issued and outstanding as of December 31, 2021 and 2022, respectively	4,775	4,785
Additional paid-in capital	2,414,398	2,104,740
Retained earnings (accumulated deficit)	(132,475)	82,793
Total stockholders' equity	2,286,698	2,192,318
Total liabilities and stockholders' equity	$5,544,001	5,791,320

ANTERO MIDSTREAM CORPORATION

Consolidated Statements of Operations and Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,
	2021	2022
Revenue:
Gathering and compression–Antero Resources	$183,193	191,111
Water handling–Antero Resources	50,789	67,776
Water handling–third party	176	334
Amortization of customer relationships	(17,668)	(17,668)
Total revenue	216,490	241,553
Operating expenses:
Direct operating	38,752	48,295
General and administrative (including $3,203 and $5,628 of equity-based compensation in 2021 and 2022, respectively)	16,847	14,528
Facility idling	964	968
Depreciation	27,834	33,581
Impairment of property and equipment	3,460	—
Accretion of asset retirement obligations	113	44
Gain on asset sale	—	(9)
Total operating expenses	87,970	97,407
Operating income	128,520	144,146
Other income (expense):
Interest expense, net	(44,366)	(52,408)
Equity in earnings of unconsolidated affiliates	24,104	23,751
Loss on early extinguishment of debt	(1,056)	—
Total other expense	(21,318)	(28,657)
Income before income taxes	107,202	115,489
Income tax expense	(28,576)	(32,696)
Net income and comprehensive income	$78,626	82,793

Net income per share–basic	$0.16	0.17
Net income per share–diluted	$0.16	0.17

Weighted average common shares outstanding:
Basic	477,491	478,493
Diluted	480,150	480,966

ANTERO MIDSTREAM CORPORATION

Selected Operating Data

(Unaudited)

	Three Months Ended		Amount of
	December 31,		Increase	Percentage
	2021	2022	or Decrease	Change
Operating Data:
Gathering—low pressure (MMcf)	272,451	282,438	9,987	4%
Compression (MMcf)	261,568	270,909	9,341	4%
Gathering—high pressure (MMcf)	268,225	254,123	(14,102)	(5)%
Fresh water delivery (MBbl)	7,338	10,248	2,910	40%
Other fluid handling (MBbl)	4,273	4,877	604	14%
Wells serviced by fresh water delivery	16	22	6	38%
Gathering—low pressure (MMcf/d)	2,961	3,070	109	4%
Compression (MMcf/d)	2,843	2,945	102	4%
Gathering—high pressure (MMcf/d)	2,915	2,762	(153)	(5)%
Fresh water delivery (MBbl/d)	80	111	31	39%
Other fluid handling (MBbl/d)	46	53	7	15%
Average Realized Fees:
Average gathering—low pressure fee ($/Mcf)	$0.33	0.34	0.01	3%
Average compression fee ($/Mcf)	$0.20	0.21	0.01	3%
Average gathering—high pressure fee ($/Mcf)	$0.20	0.21	0.01	3%
Average fresh water delivery fee ($/Bbl)	$3.97	4.09	0.12	3%
Joint Venture Operating Data:
Processing—Joint Venture (MMcf)	141,619	135,535	(6,084)	(4)%
Fractionation—Joint Venture (MBbl)	3,388	3,290	(98)	(3)%
Processing—Joint Venture (MMcf/d)	1,539	1,473	(66)	(4)%
Fractionation—Joint Venture (MBbl/d)	37	36	(1)	(3)%

ANTERO MIDSTREAM CORPORATION

Consolidated Results of Segment Operations

(Unaudited)

	Three Months Ended December 31, 2022
	Gathering and	Water		Consolidated
(in thousands)	Processing	Handling	Unallocated	Total
Revenues:
Revenue–Antero Resources	$203,111	67,776		270,887
Revenue–third-party	—	334		334
Gathering—low pressure fee rebate	(12,000)	—		(12,000)
Amortization of customer relationships	(9,272)	(8,396)		(17,668)
Total revenues	181,839	59,714		241,553
Operating expenses:
Direct operating	19,551	28,744	—	48,295
General and administrative (excluding equity-based compensation)	5,088	2,850	962	8,900
Equity-based compensation	3,803	1,630	195	5,628
Facility idling	—	968	—	968
Depreciation	21,552	12,029	—	33,581
(Gain) on asset sale	(1)	(8)	—	(9)
Accretion of asset retirement obligations	—	44	—	44
Total operating expenses	49,993	46,257	1,157	97,407
Operating income	131,846	13,457	(1,157)	144,146
Other income (expense):
Interest expense, net	—	—	(52,408)	(52,408)
Equity in earnings of unconsolidated affiliates	23,751	—	—	23,751
Total other income (expense)	23,751	—	(52,408)	(28,657)
Income before income taxes	155,597	13,457	(53,565)	115,489
Income tax expense	—	—	(32,696)	(32,696)
Net income and comprehensive income	$155,597	13,457	(86,261)	82,793

Adjusted EBITDA				$231,048

ANTERO MIDSTREAM CORPORATION

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2020	2021	2022
Cash flows provided by (used in) operating activities:
Net income (loss)	$(122,527)	331,617	326,242
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	108,790	108,790	131,762
Accretion of asset retirement obligations	180	460	222
Payment of contingent consideration in excess of acquisition date fair value	(8,076)	—	—
Impairment	673,640	5,042	3,702
Deferred income tax expense (benefit)	(171)	117,123	117,494
Equity-based compensation	12,778	13,529	19,654
Equity in earnings of unconsolidated affiliates	(86,430)	(90,451)	(94,218)
Distributions from unconsolidated affiliates	98,858	118,990	120,460
Amortization of customer relationships	70,672	70,672	70,672
Amortization of deferred financing costs	4,503	5,549	5,716
Settlement of asset retirement obligations	(2,183)	(1,385)	(5,454)
Loss on settlement of asset retirement obligations	—	—	539
Loss (gain) on asset sale	2,929	3,628	(2,251)
Loss on early extinguishment of debt	—	21,757	—
Changes in assets and liabilities:
Accounts receivable–Antero Resources	27,306	(7,475)	(3,354)
Accounts receivable–third party	1,434	904	723
Income tax receivable	(17,251)	16,311	—
Other current assets	155	550	(313)
Accounts payable–Antero Resources	716	792	782
Accounts payable–third party	1,201	695	7,973
Accrued liabilities	(13,142)	(7,346)	(747)
Net cash provided by operating activities	753,382	709,752	699,604
Cash flows provided by (used in) investing activities:
Additions to gathering systems and facilities	(157,931)	(186,588)	(227,561)
Additions to water handling systems	(38,793)	(46,237)	(71,363)
Investments in unconsolidated affiliates	(25,267)	(2,070)	—
Return of investment in unconsolidated affiliate	—	—	17,000
Acquisition of gathering systems and facilities	—	—	(216,726)
Cash received in asset sale	822	1,653	5,726
Change in other assets	1,938	—	(98)
Change in other liabilities	—	—	(804)
Net cash used in investing activities	(219,231)	(233,242)	(493,826)
Cash flows provided by (used in) financing activities:
Dividends to stockholders	(589,640)	(471,171)	(432,825)
Dividends to preferred stockholders	(550)	(550)	(550)
Repurchases of common stock	(24,713)	—	—
Issuance of senior notes	550,000	750,000	—
Redemption of senior notes	—	(667,472)	—
Payments of deferred financing costs	(6,283)	(16,603)	(302)
Borrowings (repayments) on bank credit facilities, net	(346,000)	(66,300)	234,800
Payment of contingent acquisition consideration	(116,924)	—	—
Employee tax withholding for settlement of equity compensation awards	(476)	(5,013)	(6,901)
Other	(160)	(41)	—
Net cash used in financing activities	(534,746)	(477,150)	(205,778)
Net decrease in cash and cash equivalents	(595)	(640)	—
Cash and cash equivalents, beginning of period	1,235	640	—
Cash and cash equivalents, end of period	$640	—	—

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$140,732	179,748	183,079
Cash received during the period for income taxes	$39,205	16,311	—
Increase (decrease) in accrued capital expenditures and accounts payable for property and equipment	$(14,472)	26,995	(17,003)